                       Filed Pursuant to Rule 424(b)(3)
                          Registration No. 333-49980


                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED DECEMBER 7, 2000)

                            TRANSWITCH CORPORATION

                $460,000,000 4  1/2% Convertible Notes Due 2005
                                _______________

    7,428,640 Shares of Common Stock Issuable Upon Conversion of the Notes

                                _______________

This prospectus supplement relates to resales by selling securityholders of:

 .  our 4  1/2% Convertible Notes Due 2005 and
 .  our common stock into which the notes are convertible

This prospectus supplement should be read in conjunction with the prospectus dated December 7, 2000, which is to be delivered with this prospectus supplement.

            SEE RISK FACTORS BEGINNING ON PAGE 5 OF THE PROSPECTUS
                   TO READ ABOUT FACTORS YOU SHOULD CONSIDER
                 BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                  __________________________________________

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                   __________________________________________


The information in the table appearing in the prospectus under the heading "Selling Securityholders" is superseded in part by the information appearing in the following table:

-----------------------------------------------------------------------------------------------
SECURITYHOLDER            NOTES OWNED       NOTES OFFERED       SHARES OWNED      SHARES THAT
--------------           PRIOR TO THE           HEREBY            PRIOR TO        MAY BE SOLD
                           OFFERING             ------            OFFERING        -----------
                           --------                               --------
-----------------------------------------------------------------------------------------------
Goldman Sachs and          $2,000,000          $2,000,000              --              32,298
 Company
-----------------------------------------------------------------------------------------------
Sage Capital               $  250,000          $  250,000              --               4,037
-----------------------------------------------------------------------------------------------

            The date of this prospectus supplement is May 14, 2001.